FOR IMMEDIATE RELEASE

Contact:
Investor Relations
757-519-9300 ext. 13010
info@portfoliorecovery.com

PORTFOLIO RECOVERY ASSOCIATES
NAMES PENELOPE W. KYLE TO BOARD OF DIRECTORS

NORFOLK, Va., October 25, 2005 – Portfolio Recovery Associates, Inc. (Nasdaq: PRAA), a company that purchases and manages portfolios of defaulted consumer receivables and provides a broad range of accounts receivable management services, announced today that Penelope W. “Penny” Kyle has been named to its Board of Directors.

Kyle, who is President of Radford University, will be replacing Peter Cohen, who has served on the board since 2002, and will be resigning from the board due to the demands of his other business commitments. Kyle’s appointment will keep the board size at its current six members, five of whom are independent.

Kyle, who will serve on the board’s Nominating and Corporate Governance Committee and its Compensation Committee, will bring to the board the background and skills of a seasoned executive, planner and strategic thinker. Prior to her appointment as President of Radford University in June 2005, she had served as Director of the Virginia Lottery, originally appointed in 1994 by Gov. George Allen and then reappointed by Governors James Gilmore and Mark Warner. Under her leadership, the state lottery’s gross revenue exceeded $1 billion in each of the last 5 years. Earlier in her career, Kyle worked as an attorney at the law firm McGuire, Woods, Battle and Boothe, in Richmond, Virginia. She was later employed at CSX Corporation, where during a 13-year career she became the company’s first female officer and a vice president in the finance department. Kyle earned an MBA at the College of William and Mary and her law degree from the University of Virginia.

“Penny will be an outstanding addition to Portfolio Recovery Associates’ Board of Directors. In addition to her considerable experience in corporate America and in leadership positions in growing organizations, Penny has substantial experience working within state government. I look forward to the valuable advice Penny will provide as PRA and its subsidiaries continue to expand and take advantage of the great opportunities we see in the accounts receivables management industry,” said Steven D. Fredrickson, Chairman, President and Chief Executive Officer.

“I am pleased to be joining the board of Portfolio Recovery Associates, a company that has made quite a mark in the industry since its IPO in late 2002. PRA has demonstrated the disciplined approach of a company many times its size and has confirmed this by producing steady, consistent growth through all types of market conditions. With its recent acquisitions of the assets of Alatax, Inc. and, earlier, IGS Nevada, PRA has demonstrated its desire to expand in ways that bring new skills and capabilities to the company. I look forward to working with this fantastic team,” Kyle said.

“Penny will be replacing Peter Cohen on our Board of Directors. Peter became involved with PRA in 1999 as an investor, and became a director in 2002. Peter’s business acumen, insights and participation have been very valuable to PRA over the years, and we wish him the best in his future endeavors,” Fredrickson added.

Kyle will begin serving on the board immediately and will stand for election at the company’s next annual meeting, which is scheduled for May 2006.

About Portfolio Recovery Associates, Inc.
Portfolio Recovery Associates is a full-service provider of outsourced receivables management and related services. The company’s primary business is the purchase, collection and management of portfolios of defaulted consumer receivables. These are the unpaid obligations of individuals to credit originators, which include banks, credit unions, consumer and auto finance companies, and retail merchants. Portfolio Recovery Associates also provides a broad range of collection services, including revenue administration for government entities through its Alatax/RDS business, collateral-location services for credit originators via IGS Nevada, and fee-based collections through Anchor Receivables Management.

Statements herein which are not historical, including Portfolio Recovery Associates’ or management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including statements with respect to future contributions of its acquired business units to earnings and future portfolio-purchase opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to Portfolio Recovery Associates’ presentations and web casts. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of the Company’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company’s filings with the Securities and Exchange Commission including but not limited to its Registration Statements on Form S-3, its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through the Company’s website, which contain a more detailed discussion of the Company’s business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.